UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 23, 2009

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders

On September 23, 2009, Timberline Resources Corporation (the “Company”) instituted a warrant repricing program in order to encourage holders of qualified warrants to exercise their warrants. Currently, the Company has 1,337,934 warrants outstanding with an exercise price of $3.50 and expiration dates between September 30, 2009 and October 11, 2009.  In order to induce the exercise of the warrants, the Company’s Board of Directors has authorized that the exercise price of the warrants be reduced.  The amended exercise price for each warrant will be $0.50.  Additionally, to permit holders of the warrants adequate time to contemplate the repricing, the expiration dates of the warrants will be extended until October 16, 2009.

The warrants have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and were originally issued pursuant to an exemption from such registration requirements under Rule 506 of Regulation D and/or Section 4(2) of the U.S. Securities Act.

Item 7.01 Regulation FD Disclosure

On September 24, 2009, Timberline Resources Corporation (the “Company”) issued a press release entitled “Timberline Provides Economic Update on Butte Highlands Gold Project, Announces Amended Warrant Terms.”  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

99.1*

Press Release of Timberline Resources Corporation dated September 24, 2009.

* - Furnished to, not filed with, the Commission pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: September 24, 2009	By:	/s/ Randal Hardy
Randal Hardy Chief Executive Officer, Chief Financial Officer and Director